EXHIBIT 99.1

Gladstone Investment Corporation Reports Financial Results for the Quarter Ended June 30, 2010

  Net Investment Income for the quarter ended June 30, 2010 was $4.2 million, or $0.19 per common share.
  Net Increase in Net Assets Resulting From Operations for the quarter ended June 30, 2010 was $5.4 million, or $0.24 per common share.

MCLEAN, Va., Aug. 2, 2010 (GLOBE NEWSWIRE) -- Gladstone Investment Corporation (Nasdaq:GAIN) (the "Company") today announced earnings for the first quarter ended June 30, 2010. All per share references are per basic and diluted weighted average common share outstanding, unless otherwise noted.

Net Investment Income for Quarter: Net Investment Income for the quarters ended June 30, 2010 and 2009 was $4.2 million, or $0.19 per common share, and $2.4 million, or $0.11 per common share, respectively, an increase in Net Investment Income of 72.1%, or 72.7% per common share. The increase in Net Investment Income was primarily driven by income recognized during the quarter ended June 30, 2010 from the sale of one of the Company's portfolio companies, A. Stucki Holding Corp. ("A. Stucki"), partially offset by lower interest income resulting from a reduction in the size of the Company's investment portfolio prior to March 31, 2010.

Net Increase (Decrease) in Net Assets Resulting from Operations for Quarter: Net Increase (Decrease) in Net Assets Resulting from Operations for the quarters ended June 30, 2010 and 2009 was $5.4 million, or $0.24 per common share, and ($9.2) million, or ($0.42) per common share, respectively. The increase in the Net Increase in Net Assets Resulting from Operations between the quarter ended June 30, 2010 and the prior year's quarter was primarily due to the net gain on the Company's investment portfolio. The Company recorded a net gain on investments of $1.2 million for the quarter ended June 30, 2010, compared to a net loss of $11.6 million for the prior year period, which was largely impacted by significant devaluations, primarily in the Company's equity holdings of its Control investments.

Estimated Fair Value: The aggregate investment portfolio depreciated during the quarter ended June 30, 2010, primarily due to the reversal of unrealized appreciation associated with the realized gain on the sale of A. Stucki. As of June 30, 2010, the entire portfolio was fair valued at 80.2% of cost, down from 90.9% as of March 31, 2010.

Net Asset Value: Net asset value was $8.86 per actual common share outstanding at June 30, 2010, as compared to $8.74 per actual common share outstanding at March 31, 2010.

Asset Characteristics: Total assets were $290.9 million at June 30, 2010, as compared to $297.2 million at March 31, 2010. At June 30, 2010, the Company had investments in 15 portfolio companies with an aggregate cost basis of $184.8 million and an aggregate fair value of $148.3 million. As of June 30, 2010, the Company's investment portfolio at fair value was comprised of 85.6% in debt securities and 14.4% in equity securities. Additionally, the Company held $119.3 million in cash and cash equivalents at June 30, 2010, including $75.0 million from a short-term loan.

Investment Yield: The annualized weighted average yield on the Company's portfolio, excluding cash and cash equivalents, was 10.3% for the quarter ended June 30, 2010, as compared to 10.0% for the quarter ended June 30, 2009. The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing. The increase in the weighted average yield for the quarter ended June 30, 2010 resulted primarily from the Company's sales of lower interest-bearing senior syndicated loans prior to March 31, 2010.

Highlights for Quarter: During the quarter ended June 30, 2010, the Company reported the following significant events:

  A. Stucki Holding Corp. Sale: In June 2010, the Company sold its equity investment and received full repayment of its debt investment in A. Stucki. The net cash proceeds to the Company from the sale of its equity in A. Stucki were $21.7 million, resulting in a realized gain of $17.0 million. In connection with the equity sale, the company accrued and received cash dividend proceeds of $0.2 million from its preferred stock investment in A. Stucki. At the same time, the Company received $30.6 million in repayment of its principal, accrued interest and success fees on the loans to A. Stucki. Additionally, immediately prior to the sale of A. Stucki, the Company received a special distribution of property with a fair value of $0.5 million, which was recorded as dividend income and is reflected as a new control investment, Gladstone Neville Corp., on the Company's condensed consolidated schedule of investments as of June 30, 2010.
  Credit Facility 2-Year Renewal:  Entered into a third amended and restated credit agreement (the "Facility") providing for a $50.0 million revolving line of credit arranged by Branch Banking and Trust Company as administrative agent and Key Equipment Finance Inc. The Facility matures on April 13, 2012, and if it is not renewed or extended by that date, all unpaid principal and interest will be due and payable on or before April 13, 2013. Advances under the Credit Facility will generally bear interest at the 30 day LIBOR (subject to a minimum rate of 2.0%), plus 4.5% per annum.
  Investment Activity: Funded approximately $0.8 million of additional investments to existing portfolio companies and received principal repayments of approximately $39.6 million, which included $38.7 million of unscheduled principal payments (of which $28.5 million related to the A. Stucki exit).
  Short Term Investment: Purchased $85.0 million of short-term U. S.  Treasury securities on June 30, 2010 which matured on July 1, 2010.
  Distributions: Paid monthly distributions of $0.04 per share for each of April, May and June 2010.

Comments from President Dave Dullum: "The successful exit from our investment in A. Stucki not only produced significant realized returns, it also was the first liquidity event, since inception, consistent with our investment objectives and our business plan of generating capital gains to enhance the current income components through a combination of debt and equity investments. We believe our portfolio is sound with a good mix of investments. We are also encouraged by the increased activity in new deal opportunities and we are striving to find more good companies to add to our portfolio of investments."

Dividends Declared: Declared monthly cash distributions of $0.04 per common share for each of July, August and September 2010.

Summary Information: The following chart is a summary of some of the information reported above (in thousands of dollars, except per share data and percents):

	June 30, 2010	June 30, 2009
For quarter ended:
Net Investment Income	4,207	2,445
Results of Operation	5,368	(9,190)
Average Yield on Portfolio	10.31%	10.01%
Total dollars invested	839	650
Total dollars repaid	39,585	6,725

	June 30, 2010	March 31, 2010
As of:
Fair Value as a Percent of Cost	80.20%	90.88%
Net Asset Value per share	8.86	8.74
Number of Investments	15	16
Total Assets	290,910	297,161

Conference Call for Stockholders: The Company will hold a conference call Tuesday, August 3, 2010 at 8:30 am EDT. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through September 3, 2010. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 350972. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at GladstoneInvestment.com and investorcalendar.com. The event will be archived and available for replay on the Company's website through October 2, 2010.

Warning: The financial statements below are without footnotes, so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended June 30, 2010, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the SEC, which can be retrieved from the SEC's website at sec.gov or from the Company's website at GladstoneInvestment.com. A paper copy can be obtained free of charge by writing to the Company at 1521 Westbranch Drive, Suite 200, McLean, VA  22102.

For further information contact Investor Relations at 703-287-5893.

The statements in this press release regarding the soundness and mix of the Company's portfolio, the Company's projected investment activities, the Company's ability to grow the portfolio and other such statements are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results to differ from these forward-looking statements include, among others, the duration and effects of current economic instability, the Company's ability to access debt and equity capital and those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2010, as filed with the SEC on May 24, 2010 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC on August 2, 2010. The risk factors set forth in the Annual Report on Form 10-K and Form 10-Q under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE INVESTMENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)

	June 30,	March 31,
	2010	2010

ASSETS
Cash and cash equivalents	$ 119,318	$ 87,717
Investments at fair value
Non-Control/Non-Affiliate investments (Cost of $15,381 and $22,674, respectively)	14,079	20,946
Control investments (Cost of $122,954 and $152,166, respectively)	101,574	148,248
Affiliate investments (Cost of $46,501 and $52,727, respectively)	32,676	37,664
Total investments (Cost of $184,836 and $227,567, respectively)	148,329	206,858
Interest receivable	842	1,234
Due from Custodian	17,362	935
Deferred financing fees	665	83
Prepaid assets	261	221
Other assets	4,133	113
TOTAL ASSETS	$ 290,910	$ 297,161

LIABILITIES
Borrowings at fair value
Short-term loan (Cost of $75,000)	$ 75,000	$ 75,000
Line of credit (Cost of $16,500 and $27,800, respectively)	16,500	27,812
Total borrowings (Cost of $91,500 and $102,800, respectively)	91,500	102,812
Accounts payable and accrued expenses	401	206
Fee due to Administrator	178	149
Fees due to Adviser	1,811	721
Other liabilities	1,314	295
TOTAL LIABILITIES	95,204	104,183
NET ASSETS	$ 195,706	$ 192,978

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value, 100,000,000 shares authorized, 22,080,133 shares issued and outstanding at June 30, 2010 and March 31, 2010	$ 22	$ 22
Capital in excess of par value	257,216	257,206
Net unrealized depreciation of investment portfolio	(36,507)	(20,710)
Net unrealized depreciation of derivatives	(69)	(39)
Net unrealized appreciation of borrowings	--	(12)
Accumulated net realized investment loss	(24,956)	(43,489)
TOTAL NET ASSETS	$ 195,706	$ 192,978

NET ASSETS PER SHARE	$ 8.86	$ 8.74

GLADSTONE INVESTMENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended June 30,
	2010	2009
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$ 405	$ 1,112
Control investments	3,019	2.779
Affiliate investments	1,082	1.278
Cash and cash equivalents	1	--
Total interest income	4,507	5,169
Other income	2,741	--
Total investment income	7,248	5,169

EXPENSES
Loan servicing fee	824	1,068
Base management fee	200	313
Incentive fee	1,052	--
Administration fee	178	173
Interest expense	274	702
Amortization of deferred financing fees	164	314
Professional fees	124	201
Stockholder related costs	104	82
Insurance expense	72	57
Directors fees	50	51
Other expenses	118	64
Expenses before credits from Adviser	3,160	3,025
Credits to fees from Adviser(1)	(119)	(301)
Total expenses net of credits to fees	3,041	2,724

NET INVESTMENT INCOME	4,207	2,445

REALIZED AND UNREALIZED GAIN (LOSS) ON:
Realized gain (loss) on sale of investments	16,976	(34,605)
Realized loss on termination of derivative	--	(53)
Net unrealized appreciation of Non-Control/Non-Affiliate investments	426	36,728
Net unrealized depreciation of Control investments	(17,461)	(11,481)
Net unrealized appreciation (depreciation) of Affiliate investments	1,237	(2,266)
Net unrealized (depreciation) appreciation of derivatives	(29)	42
Net unrealized depreciation of borrowings	12	--
Net gain (loss) on investments, derivatives and borrowings	1,161	(11,635)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$ 5,368	$ (9,190)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and diluted	$ 0.24	$ (0.42)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted weighted average shares	22,080,133	22,080,133

GLADSTONE INVESTMENT CORPORATION
CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
(UNAUDITED)
	Three Months Ended June 30,
	2010	2009
Per Share Data (1)
Net asset value at beginning of period	$ 8.74	$ 9.73

Income from investment operations
Net investment income(2)	0.19	0.11
Realized gain (loss) on sale of investments(2)	0.77	(1.57)
Net unrealized (depreciation) appreciation of investments(2)	(0.72)	1.04
Total from investment operations	0.24	(0.42)

Distributions from:
Net investment income	(0.12)	(0.12)
Total distributions(3)	(0.12)	(0.12)

Net asset value at end of period	$ 8.86	$ 9.19

Per share market value at beginning of period	$ 6.01	$ 3.82
Per share market value at end of period	5.83	4.83
Total return(4)	(0.99)%	35.24%
Shares outstanding at end of period	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of period	$ 195,706	$ 202,930
Average net assets(5)	193,094	210,188

Senior Securities Data:
Total borrowings	$ 91,500	$ 111,940
Asset coverage ratio(6)	301%	280%
Average coverage per unit(7)	$ 3,006	$ 2,798

Ratios/Supplemental Data:
Ratio of expenses to average net assets(8), (9)	6.55%	5.76%
Ratio of net expenses to average net assets(8), (10)	6.3%	5.18%
Ratio of net investment income to average net assets(8)	8.71%	4.65%

(1) Based on actual shares outstanding at the end of the corresponding period.
(2) Based on weighted average basic per share data.
(3) Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
(4) Total return equals the change in the market value of the Company's common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of the Company's dividend reinvestment plan.
(5) Calculated using the average of the balance of net assets at the end of each month of the reporting period.
(6) As a business development company, the Company is generally required to maintain an asset coverage ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings and guaranty commitments.
(7) Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand of indebtedness.
(8) Amounts are annualized.
(9) Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
(10) Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.
CONTACT:  Gladstone Investment Corporation
          Investor Relations
          703-287-5893